3.2       CLASS A CONVERTIBLE PREFERRED STOCK DEFINITION-*


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                                  BioLabs, Inc.

                 Class A Convertible Preferred Stock Definition

 Dividend Rights The holder of the Series A Convertible Preferred Stock, par value $0.000 1, (the "Class A Stock") shall be entitled to receive, out of any funds legally available, noncumulative dividends at a rate of six percent (6%) per annum prior and in preference to any payment of any dividend on tile Common Stock in each calendar year. Such dividends shall be paid when, as and if declared by the board.

 The dividend rights and preferences of the Class A Stock shall be senior to those of the Common Stock.

 After the dividend preference of the Class A Stock has been paid in full for a given calendar year, the Class A Stock will participate pro rata with the
 Common Stock in the receipt of any additional dividends on an "as-if-converted" basis.

 Liquidation Preference In the event of any liquidation, dissolution or winding up of tile Company, a merger or consolidation of the Company in which its shareholders do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of the Company's assets-, the holders of the Class A Stock will be entitled to receive an amount equal to the original purchase price per share for the Class A Stock plus an amount equal to all declared but unpaid dividends thereon (the "Preference Amount"). After the full liquidation preference on all outstanding shares of tile Class A Stock has been paid, any remaining funds and assets of the Company legally available for distribution to shareholders will be distributed pro rata among the, holders of the Class A Stock and the Common Stock on an "as-if-converted" basis. The liquidation rights and preferences of the Class A Stock shall be senior to those of the Common Stock.

 If the Company has insufficient assets to permit payment of the Preference Amount in full to all the Class A Stock shareholders, then the assets of the Company will be distributed ratably to tile holders of tile Class A Stock in proportion to the Preference Amount each such holder would otherwise be entitled to receive.

 Redemption Subject to any legal restrictions on the Company's redemption of shares, the Company has full rights to redeem all of the outstanding Class A Stock at any time. The redemption price for each share of the Class A Stock will be 110% of the initial purchase price of the Class A Stock plus all declared but unpaid dividends thereon to the date of redemption. If on the redemption date the number of shares of the Class A Stock that may then be legally redeemed by the Company is less than the number of such shares to be redeemed, the Company shall redeem all shares that may be legally redeemed. The shares which may not be legally redeemed at that time shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

 Conversion Rights The holders of the Class A Stock shall have the right to convert its Class A Stock into shares of Common Stock at any time after the passing of one year subsequent to the date of the holder's subscription agreement. Tile Conversion Rate shall be one share of Class A Stock for one share of Common Stock. All rights incident to a share of Class A Stock will terminate automatically upon any conversion of such share into Common Stock.

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                              BioLabs Inc Attachment
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Antidilution Provisions

1. Conversion Rate Adjustments. The Conversion Rate of the Class A Stock shall be subject to adjustment from time-to-time pursuant to this section. The term "Conversion Rate" is the number of shares of Common Stock which can be obtained from the conversion of one share of Class A Stock.

          a) If the Company, at any time or from time-to-time after the date of the first issuance of the Class A Stock (the "Initial Purchase Date") shall issue any Additional Stock (as defined below) for a consideration less than the market price of the Common stock in effect immediately prior to the issuance of such Additional Stock, that Conversion Rate shall be adjusted by multiplying the Conversion Rate by the following fraction:

               i) the numerator shall be the per share price of the shares of Additional Stock so issued.

               ii) the denominator shall be the market price of a Common Stock immediately prior to the issuance of such additional stock.

          b) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

          c) In the case of the issuance, whether before, on, or after the Initial Purchase Date, of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

               i) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

               ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsection I (b).

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     iii) In tile event of any  change in the  number of shares of Common  Stock deliverable or any increase in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities
          including,   but  not  limited  to,  a  change   resulting  from  tile
          antidilution provisions thereof, the Conversion Rate of the Class A Stock obtained with respect to tile adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon tile exercise of any such options or rights or the conversion or exchange of such securities.

     iv) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any
          options  or  rights  related  to  such   convertible  or  exchangeable
          securities, the Conversion Rate of tile Class A Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of tile options or rights related to such securities. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such Convertible or exchangeable securities, only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of tile options or rights related to such securities shall continue to be deemed to be issued.
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     d)   "Additional  Stock"  shall mean any shares of Common  Stock issued (or deemed to have been issued pursuant to subsection I (c)) by the Company on or after tile Initial Purchase Date other than shares of Common Stock issued or issuable as follows:

          i)   pursuant to a  transaction  described in  subsection I (e) below,

          ii)  to officers, directors,  employees and consultants of the Company
               directly   or  pursuant   to  benefit   plans   approved  by  the
               shareholders and/or directors of the Company, or

          iii) upon conversion of the Class A Stock.

     e) In the event the Company should at any time or from time to time after the Initial

Purchase Date fix a record date for the effectuation of a forward split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such

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                             BioLabs Inc Attachment
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          holder for the  additional  shares of Common Stock or the Common Stock
          Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution split or subdivision if no record date is fixed), the Conversion Rate of the Class A Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of outstanding shares determined in accordance with subsection I (c).

     f) If the number of shares of Common Stock outstanding at any time after tile Initial Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, tile Conversion Rate for tile Class A Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share shall be decreased in proportion to such decrease in outstanding shares.

2. Other Distributions. In the event the Company shall declare a distribution payable in securities of entities, evidences of indebtedness issued by the Company or other entities, assets (excluding cash dividends), or options or rights, then, in each such case for the purpose of this subsection 2, the holders of the Class A Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of the Class A Stock are convertible as of the record date fixed for tile determination of the holders of Common Stock of the Company entitled to receive such distribution.

3. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere herein, provision shall be made so that the holders of tile Class A Stock shall thereafter be entitled to receive upon conversion of the Class A Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions herein with respect to the rights of the holders of the Class A Stock after the recapitalization to the end that the provisions of this Agreement (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Class A Stock) shall be applicable after that event as nearly equivalent as may be practicable.

4. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will I at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Class A Stock against impairment.
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5.   No Fractional Shares and Certificate as to Adjustments.

     a) No fractional shares shall be issued upon conversion of the Class A Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

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                             BioLabs Inc Attachment
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     b)   Upon  the  occurrence  of  each  adjustment  or  readjustment  of  any
          Conversion Rate of any the Class A Stock pursuant to this Section, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and, upon the written request at any time of a holder of Class A Stock furnish to each holder of tile Class A Stock a statement setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

6. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or to receive any other right, the Company shall mail to each holder of tile Class A Stock, at least 20 days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and tile amount and character of such dividend, distribution or right.

7. Reservation of Stock Issuable Upon Conversion. For the purpose of effecting tile conversion of the shares of the Class A Stock tile Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect tile conversion of all outstanding shares of the Class A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Stock, in addition to such other remedies as shall be available to the holder of such Class A Stock, tile Company will take such corporate action as may, in the opinion of its counsel, be necessary, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

8. Notices. Any notice required by the provisions of this Section to be given to tile holders of shares of the' Class A Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

Voting Rights Each share of the Class A Stock carries a number of votes equal to the number of shares of Common Stock then issuable upon its conversion into Common Stock. The Class A Stock will generally vote together with the Common Stock and not as a separate class, except as provided below. In no instance shall the preferred shareholders be entitled to vote for directors of the Company or on any sale, stock issuance or the like with a combined vote of more than 49%.

Protective Provisions Consent of the holders of a majority of the outstanding Class A Stock shall be required for (i) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Class A Stock; (ii) any action that authorizes, creates or issues shares of any class of stock having preferences superior to or on a parity with the Class A Stock; (iii) any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Class A Stock; (iv) any amendment of the Company's Articles of Incorporation that adversely affects the rights of the Class A Stock; (v) any merger or consolidation of the Company with one or more other corporations in which tile shareholders of the Company immediately prior to such merger or consolidation hold, immediately after such merger or

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                              BioLabs Inc Attachment
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consolidation,  stock  representing  less than a majority of the voting power of the outstanding stock of the surviving corporation; (vi) the sale of all or substantially all the Company's assets; (vii) the liquidation or dissolution of the Company; or (viii) the declaration or payment of any dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock)

Information Rights So long as shares of the Class A Stock are outstanding, the Company shall upon written request annual financial statements to the holders of Common Stock, the Class A Stock requesting same, within 90 days after the end of each fiscal year, and (ii) unaudited quarterly financial statements within 45 days of the end of each fiscal quarter.

Registration Rights

     a)   Demand  Rights.  If the  holders  of at least 50% of the  Registerable
          Securities (as defined below) then outstanding request that the Company file a registration statement covering the public sale of Registerable Securities then the Company will use its best efforts to cause such shares to be registered under the Securities Act (the "1933
          Act), provided that the Company shall have the right to delay such a demand registration under certain circumstances for a period not in excess of 360 days. The term Registerable Securities will include the Common Stock issuable on conversion of the Class A Stock to be sold in this financing.

     b) Piggyback Rights. The holders of the Registerable Securities shall be entitled to "piggyback" registration rights on all 1933 Act registrations of the Company or on any demand registration (except for the registrations relating to employee benefit plans and any registration statement on Form S-4; Form S-8 or any successor form) subject, however, to the right of the Company to reduce the number of shares proposed to be registered pro rata in view of market conditions. However, such reductions shall be restricted so that (i) all shares held by Company employees, officers and directors which are not Registerable Securities shall be excluded from the registration before any Registerable Securities are so excluded, and (ii) the number of Registerable Securities required to be included in such registration shall not be less than 25% of the shares of Registerable Securities requested to be included in the registration.

     c) S-3 Rights. Investors shall be entitled to a one-time registration of an unlimited number of shares on Form S-3 (if available to the Company) unless: (i) the Company certifies that it is not in the Company's best interest to file such Form S-3, in which event, the Company may defer the filing for up to 180 days once during any 12 month period, or (ii) the Company has already effected registration on Form S-3 during the preceding 12 months.

     d) Expenses. The Company shall bear the registration and filing expenses (exclusive of underwriting discounts and commissions but including fees of one counsel for the selling shareholders) of all such demand, piggyback and S-3 registrations.

     e)   Transfer of Rights. The registration rights may be transferred.

     f) Other Provisions. Other provisions shall be included with respect to registration rights as reasonable, including cross-indemnification.

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                             BioLabs Inc Attachment
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     g)   Termination.  These registration rights will terminate seven (7) years after tile closing of this offering and do not apply to any shares that can be without registration pursuant to Rule 144 promulgated under the 1933 Act.

     h) Miscellaneous. The Company will not grant registration rights to any other holder of the Company's securities without tile prior approval of a majority of the Registrable Securities. The Company will keep any registration effective for the lesser of six months or until all Registrable Securities offered pursuant to such registration have been sold.

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